EXHIBIT 21
                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                                   SUBSIDIARIES

                                              as of February 28, 1998

CCM Municipal Services, Inc. (California)
Continental Mobile Home Brokerage (California)
Countrywide Agency of New York, Inc. (New York)
Countrywide Agency of Ohio, Inc. (Ohio)
Countrywide Agency, Inc. (New York)
Countrywide Aircraft Corporation (Oregon)
Countrywide Capital I (Delaware)
Countrywide Capital II (Delaware)
Countrywide Capital III (Delaware)
Countrywide Capital Markets, Inc. (California)
Countrywide Field Services Corporation (California)
Countrywide Financial Services, Inc. (Ohio)
Countrywide Fund Services, Inc. (Ohio)
Countrywide General Agency of Texas, Inc. (Texas)
Countrywide GP, Inc. (Nevada)
Countrywide Home Loans of Minnesota, Inc. (Minnesota)
Countrywide Home Loans of New Mexico, Inc. (New Mexico)
Countrywide Home Loans of Texas, Inc. (Texas)
Countrywide Home Loans, Inc. (New York)
         -CHL's Wholesale Division operates under the fictitious business name of "America's Wholesale Lender" in all jurisdictions with the exception of the states of Hawaii, Mississippi and Nevada.
Countrywide Insurance Agency of Massachusetts, Inc. (Massachusetts)
Countrywide Insurance Agency of Ohio, Inc. (Ohio)
Countrywide Insurance Services, Inc. (Arizona)
Countrywide Insurance Services, Inc. (California)
Countrywide Lending Corporation (California)
Countrywide LP, Inc. (Nevada)
Countrywide Mortgage Pass-Through Corporation (Delaware)
Countrywide Parks I, Inc. Pecan Plantation (California)
Countrywide Parks V, Inc. Paradise Village (California)
Countrywide Parks VI, Inc. Quail Run (California)
Countrywide Parks VII, Inc., Allison Acres (California)
Countrywide Parks VIII, Inc. Northwest Pines (California)
Countrywide Partnership Investments, Inc. (California)
Countrywide Realty Partners Incorporated (Delaware)
Countrywide Securities Corporation (California)
Countrywide Servicing Exchange (California)
Countrywide Tax Services Corporation (California)
Countywide Investments, Inc. (Ohio)
CTC Foreclosure Services Corporation (California)
CWABS, Inc. (Delaware)
CWHL Funding Corp. (Delaware)
CW Fund Distributors, Inc. (Delaware)
CWMBS, Inc. (Delaware)
Full Spectrum Lending, Inc. (California)
HomeSafe Termite Inspection, Inc. (California)
LandSafe Appraisal Services, Inc. (California)
LandSafe Credit, Inc. (California)
LandSafe Home Inspection Services, Inc. (California)
LandSafe Real Estate Partnership Services, Inc. (California)
LandSafe Services, Inc. (Pennsylvania)
LandSafe Servicing, Inc. (California)
LandSafe Title Agency of New York, Inc. (New York)
LandSafe Title Agency of Ohio, Inc. (Ohio)
LandSafe Title Agency, Inc. (California)
LandSafe Title of California, Inc. (California)
LandSafe Title of Florida, Inc. (Florida)
LandSafe Title of Illinois, Inc. (Illinois)
LandSafe Title of Indiana, Inc. (Indiana)
LandSafe Title of Maryland, Inc. (Maryland)
LandSafe Title of Michigan, Inc. (Michigan)
LandSafe Title of Nevada, Inc. (Nevada)
LandSafe Title of Texas, Inc. (Texas)
LandSafe Title of Washington, Inc. (Washington)
LandSafe, Inc. (Delaware)
Second Charter Reinsurance Company (Vermont)
The Countrywide Foundation (California)